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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM N-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         PRE-EFFECTIVE AMENDMENT NO. ___
                        POST-EFFECTIVE AMENDMENT NO. ___

                          AND/OR REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 32

                              ____________________

                              THE TAIWAN FUND, INC.
                             _______________________

                Exact Name of Registrant as Specified in Charter

                               225 FRANKLIN STREET
                           BOSTON, MASSACHUSETTS 02110
                              _____________________

 Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

                                 1-800-426-5523
                           ___________________________

               Registrant's Telephone Number, including Area Code

                            LAURENCE E. CRANCH, ESQ.
                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000
                          _____________________________

 Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

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                                EXPLANATORY NOTE

         This filing is made solely for the purpose of filing an Amendment to the Registration Statement of The Taiwan Fund, Inc. (the "Fund") in order to file as an Exhibit to the Registration Statement the Fund's Amended and Restated By-Laws attached hereto as Exhibit I. At a meeting held on January 26, 2004, the Board of Directors of the Fund adopted the Amended and Restated By-Laws.

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                                    SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, on the 30th day of January, 2004.

                                             THE TAIWAN FUND, INC.

                                             By: /s/ Benny Hu
                                                --------------------------------
                                                 Benny Hu
                                                 President